S&W Announces Third Quarter Fiscal 2023 Financial Results

LONGMONT, Colorado – May 11, 2023 – S&W Seed Company (Nasdaq: SANW) today announced financial results for the three months ended March 31, 2023.

Q3 2023 Financial and Recent Highlights

•
Revenue for the third quarter of fiscal 2023 was $17.7 million, a 23.8% decrease compared to the third quarter of fiscal 2022.
•
GAAP gross profit margin for the third quarter of fiscal 2023 was 25.1%, a strong improvement from 11.7% in the third quarter of 2022, reflective of the Company's execution on its gross margin expansion initiatives.
•
Operating expenses decreased by $0.6 million for the third quarter of fiscal 2023 to $8.3 million compared to $8.9 million for the third quarter of fiscal 2022, as the Company worked to align its cost structure to support its key centers of value.
•
GAAP net income was $32.1 million, or $0.75 per basic share and $0.74 per diluted share, for the third quarter of fiscal 2023, compared to GAAP net loss of $(7.3) million, or $(0.19) per basic and diluted share, for the third quarter of fiscal 2022. The Company experienced a gain on the sale of business interest of $38.3 million related to the establishment of a partnership with Equilon Enterprises LLC (dba Shell Oil Products US, or Shell).
•
Adjusted EBITDA (see Table B) improved by $4.1 million to $(0.4) million for the third quarter of fiscal 2023, compared to the third quarter of fiscal 2022, primarily driven by gross margin expansion and cost structure alignment in addition to the recognition of the Employee Retention Credit.
•
S&W entered into a partnership with Shell to develop and produce sustainable biofuel feedstocks.

Shell Partnership

On February 7, 2023, S&W announced the execution of an agreement to establish a partnership with Shell for the purpose of developing novel plant genetics for oil seed cover crops as feedstocks for biofuel production. The partnership company, named Vision Bioenergy Oilseeds LLC, or Vision Bioenergy, is 66% owned by Shell and 34% owned by S&W.

The partnership intends to develop Camelina (“Camelina sativa”) and other oilseed species from which oil and meal can be extracted for future processing into animal feed, biofuels, and other bioproducts. The partnership expects to carry out initial grain production in late calendar year 2023.

S&W contributed its expertise in seed research, technology, production, and processing to the partnership, including its seed processing and research facilities in Nampa, Idaho, and certain key personnel.

At closing, Shell contributed $13.2 million to Vision Bioenergy, and is required to make an additional $12.0 million cash contribution to the partnership in February 2024. These capital contributions are expected to fund Vision Bioenergy's operations for a few years. Shell also paid $7.0 million to S&W and paid off S&W’s $6.8 million promissory note with Rooster Capital, LLC, which was secured by a priority security interest in the property, plant and fixtures located at the Nampa facilities. In February 2024, Shell will be required to pay an additional $6.0 million to S&W, subject to adjustment in certain circumstances. S&W also received a one-time purchase option, exercisable at any time on or before the fifth anniversary of the closing of the partnership transaction to purchase an additional 6% membership interest from Shell for a purchase price ranging between $7.1 million and $12.0 million. Upon the achievement of certain specified milestones, S&W is eligible to receive up to an additional aggregate 10% interest in Vision Bioenergy from Shell.

Management Discussion

“We continue to execute against our goals to drive operational improvements across our organization, with gross margins improving to 25.1% during the third quarter of fiscal 2023 compared to 11.7% in the year ago quarter, driven by revenue growth in our high margin Double Team sorghum solutions. Further, we saw continued alignment of our cost structure, with Adjusted Operating Expenses (see Table A1) down $1.0 million during the quarter, and $3.7 million through the third quarter of fiscal 2023. Overall, Adjusted EBITDA improved by $4.1 million for the quarter, and $8.4 million so far this fiscal year. That said, revenue was impacted during the quarter by weather related issues in our alfalfa, pasture and sorghum products both in the U.S. and Australia, as well as geopolitical unrest in Sudan, which we also expect will have an impact on the fourth quarter with approximately $10.0 million of revenue expected to shift to the first half of fiscal 2024.

“We also executed on a critical partnership with Shell to advance our capabilities within biofuels which was finalized in the third quarter. This partnership not only partners us with a world leader, but significantly improved our balance sheet with the infusion of cash, relief of debt, and equity interest in the go forward venture. All told, our stockholders’ equity increased by $33.7 million, or $0.79 per share, compared to the most recent sequential quarter. We believe this new key center of value significantly enhances the outlook for S&W going forward.”

“While the various factors that are largely outside our control are having some impact on top line results, significant progress was made this quarter and fiscal year to date, including gross margin expansion, operating expense reduction, the launch of our high value Double Team sorghum business, and execution of a strategic partnership with Shell to advance our biofuel capabilities. I look forward to continuing our efforts aimed toward these positive trends as we finish the fiscal year,” Wong concluded.

Financial Results

Total revenue for the third quarter of fiscal 2023 was $17.7 million, compared to total revenue for the third quarter of fiscal 2022 of $23.2 million. The $5.5 million decrease in revenue was primarily due to a $3.9 million decrease in product revenue from alfalfa sales to the MENA, United States, European, Asian, and South African regions, a $2.0 million decrease in pastures and forages sales in Australia, and a $1.1 million decrease in conventional sorghum sales to the United States. The decreases were largely caused by a wet La Nina spring in Australia and overall flooding in Eastern Australia and cold temperatures which are slowing plantings in the western corn belt in the United States. This was partially offset by a $1.5 million increase in Double Team sorghum sales in the United States.

GAAP gross margins for the third quarter of fiscal 2023 were 25.1% compared to GAAP gross margins of 11.7% in the third quarter of fiscal 2022. The improvement in GAAP gross margins was primarily driven by the increased sales of the Company’s higher margin Double Team sorghum solution in North America, reduced sales of lower margin dormant alfalfa sales in the United States, and lower inventory write-downs in fiscal 2023. Inventory write-downs during the three months ended March 31, 2023, decreased to $0.4 million from $1.1 million in the previous year quarter when we experienced a higher level of certain inventory lots that had deteriorated in quality and germination rates.

GAAP operating expenses for the third quarter of fiscal 2023 were $8.3 million, compared to $8.9 million in the third quarter of fiscal 2022. The $0.6 million decrease in operating expenses for the third quarter of fiscal 2023 was primarily attributed to a $0.7 million decrease in research and development expenses. The decrease is a result of the Company's focus on aligning its cost structure to support its key centers of value.

Adjusted operating expenses for the third quarter of fiscal 2023 were $6.5 million, compared to $7.5 million in the third quarter of fiscal 2023. The $1.0 million decrease in adjusted operating expenses for the third quarter of fiscal 2023 was primarily attributed to the $0.7 million decrease in research and development expenses.

GAAP net income for the third quarter of fiscal 2023 was $32.1 million, or $0.75 per basic share and $0.74 per diluted share, compared to GAAP net loss of $(7.3) million, or $(0.19) per basic and diluted share in the third quarter of fiscal 2022.

Adjusted net loss (see Table A2) for the third quarter of fiscal 2023 was $(3.1) million, or $(0.07) per basic and diluted share, excluding interest expense - amortization of debt discount, other finance expenses, non-recurring transaction costs, dividends accrued for participating securities and accretion, gain on sale of business interest, and equity in loss of equity method investee (Vision Bioenergy), net of tax. Adjusted net loss for the third quarter of fiscal 2022, excluding interest expense - amortization of debt discount, the change in contingent consideration obligation, and dividends accrued for participating securities and accretion was $(7.3) million, or $(0.19) per basic and diluted share.

Adjusted EBITDA for the third quarter of fiscal 2023 was $(0.4) million, compared to adjusted EBITDA of $(4.5) million in the third quarter of fiscal 2022.

Fiscal 2023 Guidance

S&W is updating its previously issued guidance for fiscal 2023 revenue and adjusted EBITDA. The Company expects fiscal 2023 revenue to be within a range of $65.0 million to $75.0 million, compared to fiscal 2022 revenue of $71.4 million. The Company currently expects about $10.0 million of revenue to shift from the fourth quarter of fiscal 2023 to the first half of fiscal 2024 due to delayed plantings as a result of weather in Australia and the U.S., as well as geopolitical issues in MENA. Adjusted EBITDA is now expected to be in the range of $(12.0) million to $(8.0) million for fiscal 2023, compared to adjusted EBITDA of $(23.8) million in fiscal 2022.

As the partnership with Shell is accounted for as an equity method investment, it is not expected to have a material impact on S&W’s full-year financial results for fiscal 2023.

Conference Call

S&W Seed Company has scheduled a conference call for Thursday, May 11, 2023, at 11:00 am ET (8:00 am PT) to review these results. Interested parties can access the conference call by dialing (844) 861-5498 or (412) 317-6580 or can listen via a live Internet webcast, which is available in the Investor Relations section of the Company’s website at http://www.swseedco.com/investors. A teleconference replay of the call will be available for seven days at (877) 344-7529 or (412) 317-0088, confirmation # 6401214. A webcast replay will be available in the Investor Relations section of the Company’s website at http://www.swseedco.com/investorsfor 30 days.

Non-GAAP Financial Measures

In addition to financial results reported in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we have provided the following non-GAAP financial measures in this release and the accompanying tables: adjusted EBITDA; adjusted operating expenses; as well as adjusted net loss and adjusted net loss per share. We use these non-GAAP financial measures internally to facilitate period-to-period comparisons and analysis of our operating performance and liquidity, and believe they are useful to investors as a supplement to GAAP measures in analyzing, trending and benchmarking the performance and value of our business. However, these measures are not intended to be a substitute for those reported in accordance with GAAP. These measures may be different from non-GAAP financial measures used by other companies, even when similar terms are used to identify such measures.

For reconciliations of historical non-GAAP financial measures to the most comparable financial measures under GAAP, see Tables A1, A2, and B accompanying this release. We have not reconciled our guidance for adjusted EBITDA for fiscal 2023 to net income (loss) because the reconciling line items that impact net income (loss), including interest expense, non-cash stock-based compensation, and foreign currency (gain) loss, among others, are uncertain or out of our control and cannot be reasonably predicted. The actual amount of these items during fiscal 2023 will have a significant impact on net income (loss). Accordingly, a reconciliation of this non-GAAP measure to its most directly comparable GAAP measure is not available without unreasonable efforts.

In order to calculate these non-GAAP financial measures, we make targeted adjustments to certain GAAP financial line items found on our Consolidated Statement of Operations, backing out non-recurring or unique items or items that we believe otherwise distort the underlying results and trends of the ongoing business. We have excluded the following items from one or more of our non-GAAP financial measures for the periods presented:

Selling, general and administrative expenses; operating expenses. We exclude from operating expenses a portion of SG&A expense related to other finance expenses, benefit from income taxes, depreciation and amortization, and non-recurring transaction costs.

Gain on disposal of intangible assets. The gain is the result of our transfer of certain intellectual property rights under a license agreement to Trigall Australia as part of our equity investment in the partnership. This is a unique item unrelated to our core performance during any particular period. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Change in contingent consideration obligation. The change in contingent consideration obligation represents our estimated change in the value of contingent earn-out related to the February 2020 acquisition of Pasture Genetics. These amounts are non-cash and are unrelated to our core performance during any particular period. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Interest expense – amortization of debt discount. Amortization of debt discount and debt issuance costs are primarily related to our working capital lines of credit and term loans. These amounts are non-cash charges and are unrelated to our core performance during any particular period. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Other finance expenses. This amount represents the costs incurred when S&W was pursuing other lenders (prior to continuing with CIBC), which were written off in March 2023. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Dividends accrued for participating securities and accretion. Dividends accrued for participating securities and accretion relates to dividends accrued for the Series B convertible preferred stock and the accretion for the discount related to the warrants issued in conjunction with the Series B convertible preferred stock. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Gain on sale of business interest. The gain on the sale of business interest relates to the gain S&W recognized from the Vision Bioenergy transaction, for which we have a 34% membership interest. We believe it is useful to exclude this amount in order to better understand our business performance and allow investors to compare our results with peer companies.

Equity in loss of equity method investee (Vision Bioenergy), net of tax. This loss represents S&W's percentage of Vision Bioenergy's loss for the quarter ended March 31, 2023, as it has significant influence in the Company. We believe it is useful to exclude this amount in order to better understand our business performance and allow investors to compare our results with peer companies.

Descriptions of the non-GAAP financial measures included in this release and the accompanying tables are as follows:

Adjusted Operating Expenses. We define adjusted operating expenses as GAAP operating expenses, adjusted to exclude depreciation and amortization, loss on disposal of property, plant and equipment, and one-time expenses related to our two partnership transactions. We believe that the use of adjusted operating expenses is useful to investors and other users of our financial statements in evaluating our operating performance because it provides a method to compare our operating results to prior periods and to peer companies after making adjustments for depreciation and amortization and amounts that are not expected to recur.

Adjusted net loss and loss per share. We define adjusted net loss as net loss attributable to S&W Seed Company less interest expense – amortization of debt discount, other finance expenses, non-recurring transaction costs, change in contingent consideration obligation, dividends accrued for participating securities and accretion, gain on sale of business interest and equity in loss of equity method investee (Vision Bioenergy), net of tax. We believe that these non-GAAP financial measures provide useful supplemental information for evaluating our operating performance.

Adjusted EBITDA. We define adjusted EBITDA as GAAP net loss, adjusted to exclude interest expense, net, interest expense – amortization of debt discount, other finance expenses, provision for (benefit from) income taxes, depreciation and amortization, non-recurring transaction costs, non-cash stock-based compensation, foreign currency loss, gain on disposal of intangible assets, gain on sale of business interest, gain on sale of equity investment, equity in loss of equity method investee (Vision Bioenergy), net of tax, change in contingent consideration obligation, and dividends accrued for participating securities and accretion. We believe that the use of adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We use adjusted EBITDA in conjunction with traditional GAAP operating performance measures as part of our overall assessment of our performance, for planning purposes, including the preparation of our annual operating budget, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. Management does not place undue reliance on adjusted EBITDA as its only measure of operating performance. Adjusted EBITDA should not be considered as a substitute for other measures of financial performance reported in accordance with GAAP.

Financial Tables

For a complete press release including financial tables, please view online at: https://swseedco.com/investors/press-releases/

About S&W Seed Company
Founded in 1980, S&W Seed Company is a global multi-crop, middle-market agricultural company headquartered in Longmont, Colorado. S&W’s vision is to be the world’s preferred proprietary seed company which supplies a range of forage and specialty crop products that supports the growing global demand for animal proteins and healthier consumer diets. S&W is a global leader in proprietary alfalfa, sorghum and pasture seeds, with significant research and development, production and distribution capabilities. S&W is currently focused on commercializing stevia products, entering the camelina market and developing products to address unmet market needs through high-value improved traits in its crops. For more information, please visit www.swseedco.com.

Safe Harbor Statement
This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. “Forward-looking statements” describe future expectations, plans, results, or strategies and are generally preceded by words such as “ability,” "aim," “believe,” “may,” “future,” “plan,” “should” or “expects.” Forward-looking statements in this release include, but are not limited to: our guidance on revenue and adjusted EBITDA for the fiscal year ending June 30, 2023; the expected timing of initial grain production by the partnership; the anticipated impact of the partnership on our business and future prospects, including our positioning to be at the forefront of sustainable low carbon energy solutions as well as our financial outlook going forward; the ability of Shell’s cash contributions to the partnership company to fund the partnership’s operations for a few years; and our plans for the advancement of our business strategy. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including risks and uncertainties related to: market adoption of products designed to support the energy transition and customer demand for the partnership’s products; the effects of unexpected weather and geopolitical and macroeconomic events, such as global inflation, bank failures, supply chain disruptions, uncertain market conditions, the armed conflict in Sudan, and the ongoing military conflict between Russia and Ukraine and related sanctions, on our business and operations as well as those of the partnership, and the extent to which they disrupt the local and global economies, as well as our business and the businesses of the partnership, our customers, distributors and suppliers; sufficiency of the partnership’s cash and access to capital in order to develop its business; the sufficiency of our cash and access to capital in order to meet our liquidity needs, including our ability to pay our growers as our payment obligations come due; our need to comply with the financial covenants included in our loan agreements, refinance certain of our credit facilities and raise additional capital in the future and our ability to continue as a “going concern”; our potential transactions under negotiation may not result in consummated transactions; changes in market conditions, including any unexpected decline in commodity prices, may harm our results of operations and revenue outlook; our proprietary seed trait technology products, including Double Team™, may not yield their anticipated benefits, including with respect to their impact on revenues and gross margins; changes in the competitive landscape and the introduction of competitive products may negatively impact our results of operations; demand for our Double Team™ sorghum solution may not be as strong as expected; our business strategic initiatives may not achieve the expected results; previously experienced logistical challenges in shipping and transportation of our products may become amplified, delaying our ability to recognize revenue and decreasing our gross margins; we may be unable to achieve our efforts to drive growth, improve gross margins and reduce operating expenses; the inherent uncertainty and significant judgments and assumptions underlying our financial guidance for fiscal 2023; and the risks associated with our ability to successfully optimize and commercialize our business. These and other risks are identified in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended June 30, 2022 and in other filings subsequently made by us with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.

S & W SEED COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2023	2022	2023	2022
Revenue	$17,662,307	$23,186,877	$50,465,974	$51,349,967
Cost of revenue	13,231,836	20,481,463	38,781,701	43,857,520
Gross profit	4,430,471	2,705,414	11,684,273	7,492,447
Operating expenses
Selling, general and administrative expenses	5,990,651	5,582,060	17,289,120	18,260,785
Research and development expenses	1,208,038	1,904,631	4,226,891	6,010,172
Depreciation and amortization	1,107,206	1,379,856	3,697,544	4,084,554
Loss on disposal of property, plant and equipment	37,325	49,796	32,914	13,957
Total operating expenses	8,343,220	8,916,343	25,246,469	28,369,468
Loss from operations	(3,912,749)	(6,210,929)	(13,562,196)	(20,877,021)
Other (income) expense
Foreign currency loss	331,889	146,935	699,428	567,963
Government grant income	(1,444,044)	—	(1,444,044)	—
Gain on disposal of intangible assets	—	—	(1,796,252)	—
Gain on sale of business interest	(38,323,506)	—	(38,323,506)	—
Gain on sale of equity investment	—	(68,967)	(32,030)	(68,967)
Change in contingent consideration obligation	—	(185,800)	—	(714,429)
Interest expense - amortization of debt discount	697,840	246,801	1,559,595	660,191
Interest expense, net	1,163,533	592,853	3,042,539	1,735,392
Other expenses	1,641,406	(3,157)	1,601,697	(13,746)
Income (loss) before income taxes	32,020,133	(6,939,594)	21,130,377	(23,043,425)
Provision for (benefit from) income taxes	(500,118)	322,661	(884,078)	414,636
Equity in loss of equity method investees, net of tax	406,678	—	406,678	—
Net income (loss)	32,113,573	(7,262,255)	21,607,777	(23,458,061)
(Loss) income attributable to noncontrolling interests	(5,792)	42,668	(16,642)	41,939
Net income (loss) attributable to S&W Seed Company	$32,119,365	$(7,304,923)	$21,624,419	$(23,500,000)

Calculation of net loss for loss per share:
Net income (loss) attributable to S&W Seed Company	$32,119,365	$(7,304,923)	$21,624,419	$(23,500,000)
Dividends accrued for participating securities and accretion	(121,137)	(53,195)	(349,260)	(53,195)
Net income (loss) attributable to common shareholders	$31,998,228	$(7,358,118)	$21,275,159	$(23,553,195)

Net income (loss) attributable to S&W Seed Company per common share:
Basic	$0.75	$(0.19)	$0.50	$(0.62)
Diluted	$0.74	$(0.19)	$0.50	$(0.62)
Weighted average number of common shares outstanding:
Basic	42,790,693	39,515,547	42,681,201	38,240,917
Diluted	43,166,148	39,515,547	42,873,830	38,240,917

TABLE A1
S&W SEED COMPANY
ITEMIZED RECONCILIATION BETWEEN OPERATING EXPENSES AND NON-GAAP ADJUSTED OPERATING EXPENSES
(UNAUDITED)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2023	2022	2023	2022
Operating expenses	$8,343,220	$8,916,343	$25,246,469	$28,369,468
Less:
Depreciation and amortization	(1,107,206)	(1,379,856)	(3,697,544)	(4,084,554)
Loss on disposal of property, plant and equipment	(37,325)	(49,796)	(32,914)	(13,957)
Non-recurring transaction costs	(703,221)	—	(965,840)	—

Non-GAAP adjusted operating expenses	$6,495,468	$7,486,691	$20,550,171	$24,270,957

TABLE A2
S&W SEED COMPANY
ITEMIZED RECONCILIATION BETWEEN NET LOSS AND NON-GAAP ADJUSTED NET INCOME (LOSS)
(UNAUDITED)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2023	2022	2023	2022
Net income (loss) attributable to S&W Seed Company	$32,119,365	$(7,304,923)	$21,624,419	$(23,500,000)

Interest expense - amortization of debt discount	697,840	246,801	1,559,595	660,191

Other finance expenses	1,458,168	—	1,458,168	—

Non-recurring transaction costs	703,221	—	965,840	—

Change in contingent consideration obligation	—	(185,800)	—	(714,429)

Dividends accrued for participating securities and accretion	(121,137)	(53,195)	(349,260)	(53,195)

Gain on sale of business interest	(38,323,506)	—	(38,323,506)	—

Equity in loss of equity method investee (Vision Bioenergy), net of tax	323,538	—	323,538	—

Non-GAAP adjusted net income (loss)	$(3,142,511)	$(7,297,117)	$(12,741,206)	$(23,607,433)

Non-GAAP adjusted net income (loss) attributable to S&W Seed Company per common share:
Basic	$(0.07)	$(0.18)	$(0.30)	$(0.62)
Diluted	$(0.07)	$(0.18)	$(0.30)	$(0.62)
Weighted average number of common shares outstanding:
Basic	42,790,693	39,515,547	42,681,201	38,240,917
Diluted	43,166,148	39,515,547	42,873,830	38,240,917

TABLE B
S&W SEED COMPANY
ITEMIZED RECONCILIATION BETWEEN NET INCOME (LOSS) AND NON-GAAP ADJUSTED EBITDA
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2023	2022	2023	2022
Net income (loss) attributable to S&W Seed Company	$32,119,365	$(7,304,923)	$21,624,419	$(23,500,000)

Interest expense, net	1,163,533	589,696	3,042,539	1,721,646

Interest expense - amortization of debt discount	697,840	246,801	1,559,595	660,191

Other finance expenses	1,458,168	—	1,458,168	—

Provision for (benefit from) income taxes	(500,118)	322,661	(884,078)	414,636

Depreciation and amortization	1,107,206	1,379,856	3,697,544	4,084,554

Non-recurring transaction costs	703,221	—	965,840	—

Non-cash stock-based compensation	620,887	413,293	1,382,894	1,821,808

Foreign currency loss	331,889	146,935	699,428	567,963

Gain on disposal of intangible assets	—	—	(1,796,252)	—

Gain on sale of business interest	(38,323,506)	—	(38,323,506)	—

Gain on sale of equity investment	—	(68,967)	(32,030)	(68,967)

Equity in loss of equity method investee (Vision Bioenergy), net of tax	323,538	—	323,538	—

Change in contingent consideration obligation	—	(185,800)	—	(714,429)

Dividends accrued for participating securities and accretion	(121,137)	(53,195)	(349,260)	(53,195)

Non-GAAP adjusted EBITDA	$(419,114)	$(4,513,643)	$(6,631,161)	$(15,065,793)

S & W SEED COMPANY
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	March 31,	June 30,
	2023	2022
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,569,463	$2,056,508
Accounts receivable, net	20,424,589	19,051,236
Inventories, net	55,666,627	54,515,894
Prepaid expenses and other current assets	10,748,580	1,605,987
TOTAL CURRENT ASSETS	88,409,259	77,229,625
Property, plant and equipment, net	10,241,685	16,871,669
Intangibles, net	30,328,212	34,095,827
Right of use asset - operating leases	3,344,109	4,094,253
Equity method investments	24,121,771	367,970
Other assets	2,038,618	1,128,507
TOTAL ASSETS	$158,483,654	$133,787,851
LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$17,441,428	$15,901,116
Deferred revenue	1,411,651	605,960
Accrued expenses and other current liabilities	8,686,623	10,788,740
Current portion of working capital lines of credit, net	42,783,136	12,678,897
Current portion of long-term debt, net	1,058,051	8,316,783
TOTAL CURRENT LIABILITIES	71,380,889	48,291,496
Long-term working capital lines of credit, less current portion	—	21,703,286
Long-term debt, net, less current portion	3,648,732	3,992,540
Other non-current liabilities	2,575,442	3,587,041
TOTAL LIABILITIES	77,605,063	77,574,363
MEZZANINE EQUITY
Preferred stock, $0.001 par value; 3,323 shares authorized; 1,695 issued and outstanding at December 31, 2022 and June 30, 2022	5,154,079	4,804,819
TOTAL MEZZANINE EQUITY	5,154,079	4,804,819
STOCKHOLDERS' EQUITY
Common stock, $0.001 par value; 75,000,000 shares authorized; 42,788,423 issued and 42,763,423 outstanding at December 31, 2022; 42,608,758 issued and 42,583,758 outstanding at June 30, 2022	42,914	42,609
Treasury stock, at cost, 25,000 shares	(134,196)	(134,196)
Additional paid-in capital	167,297,153	163,892,575
Accumulated deficit	(84,598,398)	(105,873,557)
Accumulated other comprehensive loss	(6,908,157)	(6,560,600)
Noncontrolling interests	25,196	41,838
TOTAL STOCKHOLDERS' EQUITY	75,724,512	51,408,669
TOTAL LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS' EQUITY	$158,483,654	$133,787,851

S & W SEED COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended March 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$21,607,777	$(23,458,061)
Adjustments to reconcile net loss from operating activities to net cash used in operating activities:
Stock-based compensation	1,382,895	1,821,808
Allowance for doubtful accounts	(76,575)	200,458
Inventory write-down	1,125,715	1,877,229
Depreciation and amortization	3,697,544	4,084,554
Loss on disposal of property, plant and equipment	32,914	13,957
Gain on disposal of intangible assets	(1,796,252)	—
Gain on sale of business interest	(38,323,506)	—
Gain on sale of equity investment	(32,030)	—
Equity in loss of equity method investees, net of tax	406,678	—
Government grant income	(1,444,044)	—
Change in deferred tax provision	(915,449)	—
Change in foreign exchange contracts	(167,688)	46,157
Foreign currency transactions	(1,320,052)	—
Change in contingent consideration obligation	—	(714,429)
Amortization of debt discount	1,559,595	660,191
Changes in:
Accounts receivable	(347,874)	(4,272,470)
Unbilled accounts receivable	(149,735)	—
Inventories	(2,961,203)	(10,256,441)
Prepaid expenses and other current assets	1,470,258	363,963
Other non-current asset	(786,506)	(152,621)
Accounts payable	1,868,140	8,866,376
Deferred revenue	806,691	2,670,287
Accrued expenses and other current liabilities	(1,438,490)	360,147
Other non-current liabilities	(27,198)	(117,524)
Net cash used in operating activities	(15,828,395)	(18,006,419)
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment	(925,747)	(1,637,547)
Proceeds from disposal of property, plant and equipment	6,292	79,862
Net proceeds from sale of equity investment	400,000	988,504
Proceeds from partnership transaction	2,000,000	—
Capital contributions to partnerships	(119,897)	—
Proceeds from sale of business interest	7,000,000	—
Net cash provided by (used in) investing activities	8,360,648	(569,181)
CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from sale of common stock	152,750	10,657,775
Net proceeds from sale of Series B convertible preferred stock	—	5,000,250
Taxes paid related to net share settlements of stock-based compensation awards	(25,663)	(178,727)
Borrowings and repayments on lines of credit, net	7,825,838	2,757,274
Borrowings of long-term debt	298,694	860,801
Capital contribution from minority shareholder of subsidiary	—	—
Debt issuance costs	(324,629)	(169,901)
Repayments of long-term debt	(1,361,496)	(1,027,959)
Net cash provided by financing activities	6,565,494	17,899,513
EFFECT OF EXCHANGE RATE CHANGES ON CASH	415,208	290,069
NET DECREASE IN CASH & CASH EQUIVALENTS	(487,045)	(386,018)
CASH AND CASH EQUIVALENTS, beginning of the period	2,056,508	3,527,937
CASH AND CASH EQUIVALENTS, end of period	$1,569,463	$3,141,919